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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)    October 8, 1999
                                                          ---------------


                       COLLEGE TELEVISION NETWORK, INC.
                       --------------------------------


         Delaware                    0-199999                   13-3557317
----------------------------       ------------            -------------------
(state of other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)            Identification No.)


          5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328
          ----------------------------------------------------------
                         (Address of principal office)


Registrant's telephone number, including area code     (404) 256-4444
                                                       --------------

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



Item 5.  Other Events
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         Sale of Series A Convertible Preferred Stock to U-C Holdings, L.L.C.
         -------------------------------------------------------------------

     On October 7, 1999, the Company had (i) approximately 14,411,755 issued and outstanding shares of common stock ("Common Stock"), $.005 par value per share,
(ii) 309,998 shares of Convertible Preferred Stock ("Convertible Preferred"), $.001 par value per share, outstanding, and (iii) 1,000,000 shares of Series A Convertible Preferred Stock ("Series A Preferred"), $.001 par value per share, outstanding. As of October 7, 1999, U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings") owned 11,576,612 shares of Common Stock, 309,998 shares of Convertible Preferred, and 1,000,000 shares of Series A Preferred, representing 84.6% of all issued and outstanding shares of capital stock of the Company, on an as-converted basis.

     On October 8, 1999, at a Subsequent Closing as defined under that certain Purchase Agreement dated as of August 31, 1999 (the "Purchase Agreement"), between the Company and Holdings, Holdings purchased 33,333 shares of the Company's Series A Preferred Stock, for an aggregate purchase price of $500,000. The proceeds of the investment will be used for general working capital purposes of the Company.
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     The conversion ratio of the Series A Preferred is computed by multiplying the number of shares of Series A Preferred to be converted by the $15.00 per share purchase price and dividing the result by the conversion price of the Series A Preferred (the "Conversion Price") then in effect with respect to such shares. On the date of issuance, the Conversion Price was $4.50, which was a 25% discount from the 30-day average market price of the Common Stock as of the date of issuance. As of the date hereof the Series A Preferred is non-voting stock, however, after the effective date of a Schedule 14C Information Statement to be sent to the stockholders of the Company in connection with the ratification and approval of the issuance of the Series A Preferred, Holdings shall gain the right to vote the Series A Preferred on an as-converted basis to Common Stock based upon the number of shares of Common Stock the Series A Preferred is convertible into on the date of issuance or 111,110 shares of voting stock. The Series A Preferred accrues a cumulative dividend of 12% per annum.

     On of the date of the issuance of the Series A Preferred, if Holdings were to (i) convert all of the shares of Series A Preferred it now holds; (ii) convert its 309,998 shares of Convertible Preferred; and (iii) exercise the warrants it holds, including (a) the Class C Warrant issued to Holdings on October 5, 1998, and (b) the Class C Warrant issued to Holdings on April 25, 1997, Holdings would own 16,624,319 shares of the Common Stock, or 85.4% of the Company's outstanding Common Stock. This excludes shares issuable to Holdings pursuant to certain Equity Protection Agreements dated April 25, 1997.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 11, 1999                       COLLEGE TELEVISION NETWORK, INC.


                                       By: /s/ Jason Elkin
                                           -------------------------
                                           Jason Elkin
                                           Chairman of the Board and
                                           Chief Executive Officer